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                                                                  EXHIBIT 10.21

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
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     THIS AGREEMENT, by and between Ryerson Tull, Inc. (the "Company") and
Stephen E. Makarewicz (the "Executive") effective as of June 1, 2000 (the "Effective Date");

                                WITNESSETH THAT:

     WHEREAS, the Company has appointed Executive to the position of President Ryerson Tull South, and Executive has served as same since October 1994; and

     WHEREAS, in connection with such appointment, the Company and Executive desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the Executive's appointment as President Ryerson Tull South, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Executive and Company as follows:

     1. Confidential Information. Except as may be required by the lawful order
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of a court or agency of competent jurisdiction, or except to the extent that the
Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning the Company or any affiliate of the Company which was acquired by or disclosed to the Executive during the course of his employment with the Company or its affiliates, including but not limited to customer lists, price lists, customer services requirements, costs of providing services, supplier information, and other data of or pertaining to the Company or to any affiliate of the Company which are not a matter of public knowledge, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

     2. Nonsolicitation. While the Executive is employed by the Company and its
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affiliates and for a period of two years after the date the Executive terminates employment with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company or its affiliates in existence from time to time during his employment with the Company and its affiliates.

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     3.   Noncompetition. While the Executive is employed by the Company and its
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affiliates, and for a period of two years after the date the Executive terminates employment with the Company and its affiliates, the Executive covenants and agrees that he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state in which the Company or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of the Executive's termination of employment, which is the same as, similar to, or competitive with the metals service center, processing and distribution business of the Company and its affiliates.

     4.   Rights and Payments Upon Termination. The Executive's right to
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benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 4:

     (A)  Termination by the Company for Reasons Other Than Cause; Termination
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          by the Executive for Good Reason. If the Executive's termination by
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          the Company occurs for any reason other than Cause or is a result of the Executive's termination of employment for Good Reason (and is not on account of the Executive's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Executive shall receive from the Company for the period commencing on his Termination Date and ending on the earliest of (i) the twenty-fourth month after the Executive's Termination Date; (ii) the date on which the Executive violates the provisions of Sections 1, 2 or 3 of this Agreement; or (iii) the date of the Executive's death, the Salary, bonus and benefits in effect as of his Termination Date. The biweekly salary amounts will continue as described above. Benefits that will continue will include medical, dental, basic life insurance, any optional life insurance and any optional accidental death and dismemberment insurance. Bonus shall mean two payments of the average annual amount of the award paid to the Executive pursuant to the annual incentive plan or successor plan with respect to the three years immediately preceding that in which the Termination Date occurs.

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          Base salary payments to the Executive during the aforementioned twenty-four month period shall not preclude the Executive's eligibility for payments under the Company's severance plan.

          Twenty-four months of additional age and service credit will be provided to the Executive's RT Pension and the RT Supplemental Plan using the methodology described in the Executive's Change in Control Agreement except that any lump sum payment will be made twenty-four months after the Executive's Termination Date and only if the Executive has not violated the Confidentiality, Nonsolicitation and Noncompetition provisions of this Agreement.

     (B)  Termination By Company for Cause. If the Executive's termination is a
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          result of the Company's termination of the Executive's employment on account of Cause, then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

     (C)  Termination for Death or Disability. If the Executive's termination is
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          caused by the Executive's death or permanent disability, then the
          Executive (or in the event of his death, his estate) shall be entitled to continuing payments of his Salary for the period commencing on his Termination Date and ending on the earlier of (i) the last day of the calendar month in which his Termination Date occurs or (ii) the date on which the Executive violates the provisions of Sections 4, 5 or 6 of this Agreement.

     (D)  Termination for Voluntary Resignation, Mutual Agreement or Other
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          Reasons. If the Executive's termination occurs on account of his
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          voluntary resignation, mutual agreement of the parties, or any reason other than those specified in Paragraphs (A) or (B) above then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date. The

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          Executive's termination of employment for Good Reason shall not be treated as a voluntary resignation for purposes of this Agreement.


     (E)  Definitions. For purposes of this Agreement:
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          (i)  The term "Cause" shall mean:

               (a) the continuous performance of his duties (under this Agreement) in a manner that is inconsistent with past, acceptable performance over a normal business cycle; or in a way that has a demonstrable negative impact on the results of the business unit as determined by the Executive Vice President. The Executive Vice President must provide a notice of unsatisfactory performance and a reasonable corrective action period. The Chairman and CEO must review and approve the action; or

               (b) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Executive Vice President; or

               (c) conduct by the Executive that involves theft, fraud or dishonesty; or

               (d) the Executive's violation of the provisions of Sections 1, 2 or 3 hereof.

          (ii) The term "Good Reason" means (a) the assignment to the Executive duties which are materially inconsistent with his duties as President Ryerson Tull South of the Company, including, without limitation, a material diminution or reduction in his title, office or responsibilities or a reduction in his rate of Salary, or (b) the relocation of the Executive to a location that is not within the greater Norcross, Georgia, metropolitan area.

Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an employee of the Company and its affiliates as of his Termination Date and, to the extent permitted by applicable law, any and all monies that the Executive owes to the

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Company shall be repaid before any post-termination payments are made pursuant to the Executive pursuant to this Agreement.

     5. Remedies. The Executive acknowledges that the Company would be
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irreparably injured by a violation of Sections 1, 2 or 3, and he agrees that the
Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief, restraining Executive from any actual or threatened breach of any such paragraph. If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that the bond need not be more than a nominal sum.

     6. Severability and Entire Agreement. The invalidity or unenforceability of
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any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified). The Agreement is intended to be the entire agreement between the parties regarding the subject matter hereof and shall supersede any prior agreements to the contrary.

     7. Applicable Law. The provisions of this Agreement shall be construed in
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accordance with the laws of the State of Georgia.

     8. Successors. This Agreement shall be binding upon, and operate for the
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benefit of the Company and its successors nd assigns.

     9. Acknowledgment by Executive. The Executive acknowledges that he has read
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this Agreement, understands the undertakings and restrictions it contains, and intends to be fully bound by its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        RYERSON TULL, INC.

Dated:   6/1/00                          /s/ William Korda
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                                        William Korda
                                        Vice President Human Resources

Dated:   7/4/00                          /s/ Stephen E. Makarewicz
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                                        Stephen E. Makarewicz
                                        President Ryerson Tull South

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